Exhibit 99.1

TechForce Robotics BIM-E Serves Over 5,000 Drinks During CES 2026 Debut

Proprietary beverage automation delivers sodas and beer in an average of 7 seconds, demonstrating readiness for high- volume hospitality environments

LOS ANGELES, Jan. 29, 2026 (GLOBE NEWSWIRE) — via IBN — Nightfood Holdings, Inc. dba TechForce Robotics (OTCQB: NGTF) (the “Company”), an AI-enhanced service-robotics platform focused on hospitality, foodservice, and commercial automation, announces that its newly launched proprietary beverage dispensing robotic system, Beverages in Motion - Everywhere or BIM-E, served more than 5,000 drinks during its debut at CES 2026.

Introduced just last month, BIM-E is designed to optimize service efficiency and throughput in high-traffic venues via the Company’s Robotics-as-a-Service (RaaS) platform by enabling precise, repeatable pours of beer, wine, coffee, kombucha, seltzer, and more. During CES, the system delivered 16-ounce beverages in an average of just 10 seconds per beverage poured, showing its ability to meet peak-demand conditions. Each BIM-E unit can dispense up to eight different beverages and is engineered to ensure a consistent pour.

“BIM-E demonstrates how robotics can address real-world challenges facing foodservice operators today, including labor shortages, high turnover, increased costs, and rising service expectations,” said Jimmy Chan, the Company’s Chief Executive Officer. “By increasing throughput during peak periods while eliminating the cost of variability and waste, BIM-E helps venues capture incremental revenue that may have otherwise been lost while allowing existing staff to focus on higher-value, guest-facing tasks.”

BIM-E is designed to solve two primary challenges for large-scale foodservice venues: excessive wait times and the revenue loss that occurs when staffing cannot meet peak demand. By accelerating beverage service speed and increasing total throughput, as showcased at CES, BIM-E helps venues reduce congestion, improve customer satisfaction, and potentially increase revenue during high-traffic periods.

“CES offered a unique test case for BIM-E, allowing us to showcase the system’s speed, consistency, and reliability at scale,” said Ried Floco, TechForce Robotics’ president. “While many other robotics solutions are still in development, our solutions like the BIM-E and TIM-E logistics robots are commercially available today and already delivering measurable results, including our recent deployment at the Homewood Suites in Del Mar, California.”

The BIM-E is fully point-of-sale compatible and can be customized to fit the operational needs of each business. One bartender can manage up to three BIM-E units simultaneously, serving one drink approximately every 7 seconds. This allows venues serviced by BIM-E to uphold premium beverage standards while increasing the pace of service and allowing existing staff to focus on other important consumer-facing tasks.

The Company plans to begin accepting orders for BIM-E later this quarter, focusing initial deployments on enterprise operators and multi-location hospitality partners. BIM-E will be offered through TechForce’s RaaS platform, providing a scalable model for maintenance and recurring revenue, while enabling its clients to focus on their customers.

About TechForce Robotics

TechForce Robotics, Inc., a wholly owned subsidiary of the Company, is an AI-driven service- robotics and automation company focused on developing, deploying, and scaling autonomous robotic solutions for hospitality, foodservice, and commercial applications. Through a vertically integrated platform that combines proprietary robotics technology, real- world operating environments and scalable manufacturing, TechForce is accelerating the adoption of automation across multiple industries.

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is an emerging robotics company focused on deploying AI-powered automation across multiple industries. Hospitality is the Company’s initial sector of entry, where its Robotics-as-a-Service (RaaS) platform addresses repetitive, labor-intensive, and operationally constrained tasks. Nightfood’s long-term vision is to expand into additional verticals requiring similar automation solutions, delivering scalable robotics that improve efficiency, reliability, and revenue generation.

Forward-Looking Statements

This press release contains “forward-looking statements” and “forward-looking information”. This information and these statements, which can be identified by the fact that they do not relate strictly to historical or current facts, are made as of the date of this press release or as of the date of the effective date of information described in this press release, as applicable. The forward-looking statements herein relate to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects,” “anticipates,” “plans,” “projects,” “estimates,” “envisages,” “assumes,” “intends,” “strategy,” “goals,” “objectives” or variations thereof or stating that certain action events or results “may,” “can,” “could,” “would,” “might,” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) and include, without limitation, statements with respect to projected financial targets that the Company is looking to achieve. All forward- looking statements are based on current beliefs as well as various assumptions made by and information currently available to the Company’s management team. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that estimates, forecasts, projections, and other forward- looking statements will not be achieved or that assumptions do not reflect future experience. We caution any person reviewing this press release not to place undue reliance on these forward-looking statements as several important factors could cause the actual outcomes to differ materially from the beliefs, plans, objectives, expectations, anticipations, estimates, assumptions, and intentions expressed in such forward-looking statements. These risk factors may be generally stated as the risk that the assumptions and estimates expressed above do not occur. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by Company or on behalf of the Company except as may be required by law.

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